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                                                                    EXHIBIT 3.22

                                     BYLAWS

                                       OF

                           EA TECHNOLOGIES CORPORATION

        (FORMERLY EXCELLON INDUSTRIES, INC. AND EXCELLON AUTOMATION CO.)

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                           EA TECHNOLOGIES CORPORATION
        (FORMERLY EXCELLON INDUSTRIES, INC. AND EXCELLON AUTOMATION CO.)
                            FEBRUARY 10, 1989 BYLAWS

                                   AMENDMENTS

 DATE OF
AMENDMENT                    SECTION                                   EFFECT OF AMENDMENT
11/4/98              Article III, Section 2       Board to be composed of not less than one nor more than five
Sh. Action                                        Directors, the specific number to be set by resolution of
                                                  the Board or the stockholders.

                                     BYLAWS

                                       OF

                            EXCELLON INDUSTRIES, INC.

                               ARTICLE I - OFFICES

                  Section 1.        Registered Office.

                  The registered office of EXCELLON INDUSTRIES, INC. (hereinafter called the Corporation) in the State of California shall be at 818 West Seventh Street, Suite 1004, Los Angeles, California, and the registered agent in charge thereof shall be C T Corporation System.

                  Section 2.        Other Offices.

                  The Corporation may also have an office or offices at other place or places within or without the State of California as may be fixed from time to time by the Board of Directors.

                            ARTICLE II - SHAREHOLDERS

                  Section 1.        Annual Meeting.

                  The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the last Wednesday of February if not a legal holiday, and if a legal holiday, then on the day following, or such other date as may be set by resolution of the Board of Directors (hereinafter called "the Board") at such place and hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the California General Corporation Law to be taken at a shareholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 4 of this Article.

                  Section 2.        Special Meetings.

                  A special meeting of the shareholders for any purpose or purposes may be called by the Board, the President or the Secretary of the Corporation or the record holders of at least a majority of the shares of common stock of the Corporation issued and outstanding, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

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                  Section 3.        Notice of Meetings.

                  Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 4.        Shareholders' Consent in Lieu of Meeting.

                  Any action required by the California General Corporation Law to be taken at any annual or special meeting of the shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders.

                  Section 5.        Quorum.

                  A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of shares entitled to vote at the meeting.

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                        ARTICLE III - BOARD OF DIRECTORS

                  Section 1.        General Powers.

                  The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

                  Section 2.        Number and Term of Office.

                  The number of directors shall be three (3). Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

                  Section 3.        Resignation.

                  Any director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.        Removal.

                  Any director or the entire Board may be removed, with or without cause, at any time by vote of the holders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the shareholders pursuant to Section 4 of Article II hereof.

                  Section 5.        Vacancies.

                  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect such new directors for the balance of a term and until their successors are elected and qualified.

                  Section 6.        Annual Meetings.

                  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 11 of this Article.

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                  Section 7.        Special Meetings.

                  Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                  Section 8.        Notice/Waiver of Notice.

                  The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

                  Section 9.        Place of Meeting.

                  The Board may hold its meetings at such place or places, either within or without the State of California, as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

                  Section 10.       Quorum and Manner of Acting.

                  One-third of the total number of directors then in office (but not less than two if the number of directors is greater than one) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting.

                  The vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

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                  Section 11.       Directors' Consent in Lieu of Meeting.

                  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent thereto in writing, setting forth the action so taken, shall be signed by all the directors and such consent is filed with the minutes of the proceedings of the Board.

                  Section 12. Action by Means of Conference Telephone or Similar Communications Equipment.

                  Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                              ARTICLE IV - OFFICERS

                  Section 1.        Generally.

                  The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary and Treasurer. The Board may also designate such other officers, assistant officers and agents as it may, from time to time, deem necessary and desirable. Any two or more offices may be held by the same person.

                  Section 2.        Authority and Duties.

                  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, as may be delegated by the Board.

                  Section 3.        Term of Office.

                  All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security by bond or otherwise for the faithful performance of his duties.

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                  Section 4.        Resignation.

                  Any officer may resign at any time by giving written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5.        Removal.

                  All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the shareholders of the Corporation with or without cause.

                  Section 6.        Vacancies.

                  If the office of President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

                  Section 7.        President.

                  The President shall be the principal operating and administrative officer of the corporation. He shall have general control and management of the business affairs and policies of the corporation and shall be generally responsible for the proper conduct of the business of the corporation. He shall possess power to sign all certificates, contracts and other instruments of the corporation. He shall preside at all meetings of the shareholders and of the Board. In general, he shall perform all such other duties as are incident to the office of President or are from time to time assigned to him by the Board.

                  Section 8.        Vice-President.

                  The Vice-President, or if there be more than one, the Vice-Presidents, in the order as determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board shall prescribe.

                  Section 9.        Secretary.

                  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the shareholders

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and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any standing committees (if any) when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board.

                  Section 10.       Treasurer.

                  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

                               ARTICLE V - SHARES

                  Section 1.        Certificates for Shares.

                  Each shareholder shall be entitled to a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be facsimile. Certificates shall be issued in consecutive order and shall be numbered in order of their issue.

                  Section 2.        Record.

                  A record (herein called the stock record) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for

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stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                  Section 3.        Transfer and Registration of Stock.

                  The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of the Uniform Commercial Code, as amended from time to time.

                  Transfers of shares of the Corporation shall be made only upon the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

                  Section 4.        Record Date.

                  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 5.        Lost, Stolen or Destroyed Certificates.

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

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                  Section 6.        Regulations.

                  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

                           ARTICLE VI - MISCELLANEOUS

                  Section 1.        Notices.

                  Except as otherwise specifically provided herein or required by law, all notices required to be given to any shareholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such shareholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

                  Section 2.        Facsimile Signatures.

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

                  Section 3.        Corporate Seal.

                  The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

                  Section 4.        Reliance upon Books, Reports and Records.

                  Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

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                  Section 5.        Fiscal Year

                  The fiscal year of the Corporation shall be as fixed by the Board.

                  Section 6.        Time Periods.

                  In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                  Section 7.        Proxies.

                  The Board shall designate officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

             ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 1.        Indemnification of Officers and Directors.

                  The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the California General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article VII and the relevant

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provisions of the California General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  Section 2.        Indemnification of other Persons.

                  The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the California General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                  Section 3.        Insurance.

                  The Corporation shall have power to maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII of these Bylaws or the California General Corporation Law or any other provision of law.

                            ARTICLE VIII - AMENDMENTS

                  These Bylaws may be amended or repealed by the Board at any meeting or by the shareholders at any meeting.

                  Adopted by resolution of the Corporation's Sole Shareholder and Board of Director on February 10, 1989.

                                                 /s/ R. W. STEVENSON
                                           -------------------------------
                                           Secretary

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